Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TC PipeLines GP, Inc., General Partner of TC PipeLines, LP:

We have audited the accompanying consolidated balance sheets of TC PipeLines GP, Inc, (a Delaware corporation) as of December 31, 2005 and 2004. These consolidated balance sheets are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated balance sheets based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Chartered Accountants
Calgary, Canada
May 2, 2006

CONSOLIDATED BALANCE SHEETS

TC PipeLines GP, Inc.

December 31 (millions of dollars)	2005	2004

Assets
Current assets
Cash and cash equivalents	2.6	5.8
Due from affiliate	4.5	—

Investment in Northern Border Pipeline	274.5	290.1
Investment in Tuscarora	38.9	39.5
	320.5	335.4

Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	1.1	0.7
Due to affiliates	1.1	0.6
Current portion of long-term debt	13.5	6.5
	15.7	7.8

Long-term debt	—	30.0
Deferred income tax	16.4	18.4
Minority interest	263.1	245.2

Stockholder’s equity
Common stock ($0.01 par value per share: 1,000 shares authorized; 100 shares issued)	—	—
Additional paid-in capital	24.7	43.2
Retained earnings/(deficit)	0.5	(9.4)
Other comprehensive income	0.1	0.2
	25.3	34.0
	320.5	335.4

The accompanying notes are an integral part of these balance sheets.

NOTES TO CONSOLIDATED BALANCE SHEETS

Note 1   Organization

TC PipeLines GP, Inc. (the GP or Company), a Delaware corporation, was formed by TransCanada PipeLines Limited in December 1998 to become the general partner of TC PipeLines, LP (the LP), a Delaware limited partnership. The GP and the LP are collectively referred to herein as the Company. On May 15, 2003, TransCanada PipeLines Limited became a wholly owned subsidiary of TransCanada Corporation (collectively referred to herein as TransCanada). The GP is an indirect wholly owned subsidiary of TransCanada.

The GP holds a 2% general partner interest in the LP and also owns 2,035,106 common units, representing an effective 11.4% limited partner interest in the LP. By virtue of the GP’s performance of all management and operating functions required by the LP pursuant to the Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP (Partnership Agreement), the GP has control of the operating and financial policies of the LP.

The LP is a publicly traded partnership. Common units of the LP are listed on the Nasdaq Stock Market and are quoted for trading under the symbol “TCLP.”  The LP owns a 30% general partner interest in Northern Border Pipeline Company (Northern Border Pipeline) and a 49% interest in Tuscarora Gas Transmission Company (Tuscarora). Northern Border Pipeline owns a 1,249-mile United States interstate pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States. Tuscarora owns a 240-mile United States interstate pipeline system that transports natural gas from Oregon, where it interconnects with facilities of Gas Transmission Northwest Corporation, to northern Nevada.

Note 2   Significant Accounting Policies

a)                Basis of Presentation and Use of Estimates

The accompanying consolidated balance sheets and related notes present the consolidated financial position of the Company as of December 31, 2005 and 2004. The preparation of consolidated balance sheets in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets. Although management believes these estimates are reasonable, actual results could differ from these estimates. Amounts are stated in United States dollars.

b)                Principles of Consolidation

The consolidated balance sheets include the accounts of the GP and the LP. The GP controls the operations of the LP through its 2% general partner interest. All significant intercompany transactions and accounts have been eliminated on consolidation.

The Company uses the equity method of accounting for its investments in Northern Border Pipeline and Tuscarora, over which it is able to exercise significant influence. Other comprehensive income recorded by the Company arises through its equity investments in Northern Border Pipeline and Tuscarora and relates to cash flow hedges transacted by Northern Border Pipeline and Tuscarora.

c)                 Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of three months or less. The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of these investments.

d)                Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (SFAS 109). Under SFAS 109, deferred income taxes are recorded based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are received and liabilities settled.

Note 3   Investment in Northern Border Pipeline Company

The Company owns a 30% general partner interest in Northern Border Pipeline. The remaining 70% partnership interest in Northern Border Pipeline is held by Northern Border Partners, L.P., a publicly traded limited partnership. The Northern Border pipeline system is operated by Northern Plains Natural Gas Company, a wholly owned subsidiary of ONEOK, Inc.  Northern Border Pipeline is regulated by the Federal Energy Regulatory Commission (FERC).

There were no undistributed earnings of Northern Border Pipeline for the years ended December 31, 2005 and 2004.

The following sets out summarized balance sheet information for Northern Border Pipeline as at December 31, 2005 and 2004.

Northern Border Pipeline Balance Sheet

December 31	2005	2004
(millions of dollars)
Assets
Cash and cash equivalents	22.0	20.3
Other current assets	45.7	39.0
Plant, property and equipment, net	1,516.1	1,545.5
Other assets	20.9	20.2
	1,604.7	1,625.0

Liabilities and Partners’ Equity
Current liabilities	56.0	49.5
Long-term debt	628.9	603.9
Reserves and deferred credits	4.8	4.5
Partners’ equity
Partners’ capital	912.7	963.3
Accumulated other comprehensive income	2.3	3.8
	1,604.7	1,625.0

Note 4   Investment in Tuscarora Gas Transmission Company

The Company owns a 49% general partner interest in Tuscarora.  The remaining 50% and 1% general partner interests in Tuscarora are held by Sierra Pacific Resources Company and TransCanada, respectively. The Tuscarora pipeline system is operated by Tuscarora Gas Operating Company, a wholly owned subsidiary of Sierra Pacific Resources. Tuscarora is regulated by the FERC.

On September 1, 2000 the Company acquired its 49% interest in Tuscarora from a subsidiary of TransCanada. As a result of the acquisition allocation, an annual amortization of $0.4 million has been included in the Company’s equity income from Tuscarora. The amortization period ends in 2025.

Sierra Pacific Power, a wholly-owned subsidiary of Sierra Pacific Resources, is Tuscarora’s largest shipper with approximately 69% of the total available capacity through 2017. On February 1, 2006, Nevada Power Company and Sierra Pacific Power (together, the Utilities) completed the settlement of long-term, ongoing litigation involving more than $300 million in terminated contracts between Enron Power Marketing Inc. (Enron) and the Utilities. As part of the settlement, the Utilities were granted an allowed, general unsecured claim (Unsecured Claim) from Enron in the aggregate amount of $126.5 million. In addition, the Utilities paid Enron an aggregate amount of $129 million to settle Enron’s claim of more than $300 million for payments on contracts Enron terminated in 2002. The Utilities funded the termination payment amounts through available cash resources. Sierra Pacific Power expects to realize no less than 30% of the face value of the claim against the bankruptcy estate. This would result in Sierra Pacific Power’s total net payment to be no more than $89.9 million. Approximately $63.6 million is held in escrow accounts related to this matter. As a result, approximately less than $30 million is required to fund the payment, which is expected to be funded either from available cash resources or borrowings under its revolving credit facilities.

The Utilities intend to seek recovery of the amounts paid in connection with the Settlement Agreement, net of any proceeds received from the Unsecured Claim or from the sale of the Unsecured Claim, in future rate case filings with the Public Utilities Commission of Nevada.  Sierra Pacific Power remains current on its shipping contracts with Tuscarora.

There were no undistributed earnings of Tuscarora for the years ended December 31, 2005 and 2004.

The following sets out summarized balance sheet information for Tuscarora as at December 31, 2005 and 2004.

Tuscarora Balance Sheet

December 31	2005	2004
(millions of dollars)
Assets
Cash and cash equivalents	3.8	3.6
Other current assets	3.0	3.0
Plant, property and equipment, net	131.6	136.9
Other assets	1.4	1.4
	139.8	144.9

Liabilities and Partners’ Equity
Current liabilities	6.8	6.9
Long-term debt	71.1	75.9
Partners’ equity
Partners’ capital	61.8	62.0
Accumulated other comprehensive income	0.1	0.1
	139.8	144.9

Note 5   Income Taxes

Deferred income tax liabilities of $16.4 million for 2005 ($18.4 million for 2004) arise from the Company’s investments having higher book basis than tax basis.

Note 6   Credit Facilities and Long-Term Debt

On May 28, 2003, the Company renewed its $40.0 million unsecured two-year revolving credit facility (TransCanada Credit Facility), with TransCanada PipeLine USA Ltd., an affiliate of the Company. The TransCanada Credit Facility bore interest, at the option of the Company, at a one-, two-, three-, or six-month London Interbank Offered Rate (LIBOR) plus 1.25%. The purpose of the TransCanada Credit Facility was to provide borrowings to fund capital expenditures, to fund capital contributions to Northern Border Pipeline, Tuscarora and any other entity in which the Company directly or indirectly acquires an interest, to fund working capital and for other general business purposes, including temporary funding of cash distributions to unitholders and partners of the LP, if necessary. At December 31, 2005 and December 31, 2004, the Company had nil and $6.5 million borrowings outstanding, respectively, under the TransCanada Credit Facility. The interest rate on the TransCanada Credit Facility at December 31, 2004 was 3.75%. On February 22, 2005, the Company repaid in full the $6.5 million outstanding balance on its TransCanada Credit Facility. On July 31, 2005, the TransCanada Credit Facility expired and was not renewed as there were no anticipated drawings required under the facility.

On February 28, 2006, the Company renewed a $20 million, previously $30 million, unsecured credit facility (Revolving Credit Facility) with JPMorgan Chase Bank, NA, as administrative agent. Loans under the Revolving Credit Facility bear interest, at the option of the Company, at a one-, two-, three- or six-month LIBOR plus 0.75% or 1.00% if total debt is greater than or equal to 15% of capitalization, or at a floating rate based on the higher of federal funds effective rate plus 0.5% and the prime rate. The Revolving Credit Facility matures on February 27, 2007. Amounts borrowed may be repaid in part or in full prior to that time without penalty. The Revolving Credit Facility may be used to fund capital expenditures, to fund capital contributions to Northern Border Pipeline, Tuscarora and any other entity in which the

Company directly or indirectly acquires an interest, to fund working capital and for other general business purposes, including temporary funding of cash distributions to unitholders and partners of the LP, if necessary. The Revolving Credit Facility requires that the Partnership’s total debt, as of the last day of any fiscal quarter, be no more than the lesser of (i) 35% of capitalization as at the last day of such fiscal quarter, or (ii) 2.5 times the consolidated adjusted EBITDA (net income plus interest expense and cash distributions less equity earnings) for the period consisting of such fiscal quarter and the three preceding fiscal quarters. At December 31, 2005, the Company was in compliance with its financial covenant. In 2005, the Company repaid $16.5 million on the Revolving Credit Facility. The Company had $13.5 million and $30.0 million outstanding under the Revolving Credit Facility at December 31, 2005 and 2004, respectively. The interest rate on the Revolving Credit Facility averaged 4.40% and 2.76% for the years ended December 31, 2005 and 2004, respectively and at December 31, 2005 and 2004, the interest rate was 5.62% and 3.72%, respectively.

Note 7   Stockholder’s Equity

A wholly owned subsidiary of TransCanada holds 100 common shares representing 100% of the issued common stock of the Company.

Note 8   Related Party Transactions

The Company does not have any employees. The management and operating functions are provided by TransCanada. TransCanada does not receive a management fee or other compensation in connection with its management of the Company. The Company reimburses TransCanada for all costs of services provided, including the costs of employee, officer and director compensation and benefits, and all other expenses necessary or appropriate to the conduct of the business of, and allocable to, the Company. Total costs reimbursed to TransCanada were approximately $1.1 million and $0.9 million for the years ended December 31, 2005 and 2004, respectively.

As at December 31, 2005 and 2004, $0.5 million and $0.6 million, respectively, were owed to TransCan Northern Ltd., an affiliate of the Company. As at December 31, 2005 and 2004, $0.6 million and nil, respectively, were owed to TCPL USA, an affiliate of the Company.

As at December 31, 2005 and 2004, $4.5 million and nil, respectively, were owed to the Company, from TCPL USA, an affiliate of the Company, under a credit facility agreement. The credit facility agreement bears interest at the US Prime Rate. Amounts borrowed may be repaid in part or in full prior within one business day notice.

Note 9   Subsequent Events

On April 6, 2006, TC PipeLines, LP acquired an additional 20% general partnership interest in Northern Border Pipeline for approximately $297 million plus $10 million in transaction costs payable to a subsidiary of TransCanada. TC PipeLines, LP has also indirectly assumed approximately $120 million of debt of Northern Border Pipeline. TC PipeLines, LP now holds a 50% interest in Northern Border Pipeline. TC PipeLines, LP anticipates it will continue to account for its interest in Northern Border Pipeline using equity accounting.

TC PipeLines, LP initially funded the transaction through a bridge loan credit facility and intends to refinance the bridge loan with a combination of equity and debt. The bridge loan credit facility matures on March 31, 2008.

In connection with this transaction, in early 2007 a subsidiary of TransCanada will become operator of Northern Border Pipeline, which is currently operated by Northern Plains Natural Gas Company, a subsidiary of ONEOK, Inc.